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                                                Active Link Communications, Inc.
                                                                         Form 8K
                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE:                                                      NEWS
---------------------                                                   OTC-ACVE
November 9, 2001


                ACTIVE LINK COMMUNICATIONS COMPLETES MERGER WITH
            MOBILITY CONCEPTS AND SALE OF TELEPHONY SERVICES DIVISION

     COMBINATION UNITES MOBILITY CONCEPTS' INDUSTRY-LEADING REMOTE COMPUTING SOLUTIONS AND FORTUNE 500 CUSTOMER BASE WITH ACTIVE LINK'S ENGINEERING
                            INFRASTRUCTURE EXPERTISE

DENVER, Colorado -- Active Link Communications, Inc. (OTC-ACVE) today announced it has completed its merger with privately-held, Chicago-based Mobility Concepts, a leading provider of wireless networking and remote computing solutions for the mobile workforce. The Company also announced that, as a result of its new business strategy, Active Link has sold its Denver telephony technical services division to Denver-based Carrier Solutions.

Under the terms of the merger, Tim Ells, the sole Mobility stockholder, received 9,959,651 shares of Active Link, equaling 49% of the issued and outstanding shares of Active Link and will be entitled to maintain his 49% ownership position under certain conditions. Mr. Ells, Mobility Concepts' CEO, will assume the same position at Active Link. Jim Ciccarelli, previously the chairman and CEO of Active Link, will remain as chairman of Active Link.

"Consistent with our new business strategy, this merger and sale successfully completes our transition to the wireless networking and remote computing solutions market," said Mr. Ciccarelli. "As a premier IT company, Mobility Concepts is the ideal partner we have been seeking. The merger will enable us to take advantage of the huge opportunities in the wireless arena."

The combination of Mobility Concepts and Active Link is expected to create important synergies that will allow Mobility Concepts to better serve its target customer base and position the Company for accelerated growth. For the short term, both companies will continue to operate under their separate names, while the long-term plan is for the combined entity to be known as Mobility Concepts.

Mr. Ells added, "We are very excited to be able to add Active Link's expertise in project roll outs to our national customers. This completes our project management capabilities and enables us to provide one-stop shopping from design to implementation of remote computing solutions."

Mobility Concepts, with annual sales for calendar 2000 of approximately $18 million, has a customer list that includes Fortune 500 companies such as AC Nielsen, Proctor and Gamble, TRW, Southwest Airlines, Northwest Airlines, SPX, ATRi/Delphi ISS, and three of the nation's largest insurance providers.

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Most recently Mobility Concepts signed a global distribution agreement for handheld devices with Dow AgroSciences. Dow AgroSciences LLC, based in Indianapolis, is a global leader in providing pest management and biotechnology products that improve the quality and quantity of the earth's food supply and contribute to the safety, health and quality of the world's growing population. Dow AgroSciences is a wholly owned subsidiary of the Dow Chemical Company.

     ABOUT MOBILITY CONCEPTS

Mobility Concepts is a leading provider of complete solutions for the mobile workforce, providing handheld computers, wireless technologies, software development and help desk services. The Company offers a selection of mobile products and services in order to successfully implement, manage and deploy mobility projects. Mobility Concepts has relationships with more than 30 vertical software developers and hardware manufacturers. For additional information, visit the Company's web site at www.mobilityconcepts.com or contact Mobility Concepts at 1840 Centre Point Circle, Naperville, Illinois 60563; telephone (630) 955-9755.

Statements made in this news release that are not historical facts may be deemed forward-looking, including statements regarding the Company's proposed business combination with Mobility Concepts and expectations for future operations. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate," or "predict," that convey the uncertainty of future events or outcomes. These statements are based on assumptions that the Company believes are reasonable; however, many factors could cause the Company's actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of, the Company. Important factors which could cause actual results to differ materially from those in forward-looking statements, include, among others, the ability to obtain additional financing, which is not assured; price and product competition by foreign and domestic competitors, including new entrants; rapid technological developments and changes; the Company's relationship with its suppliers and suppliers' ability to provide products on a timely basis; the achievement of lower costs and expenses; reliance on large customers; the Company's ability to attract acquisition candidates and to successfully integrate acquisitions into the Company's business; interest rate fluctuations and other general economic conditions; as well as factors discussed in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the Company.

                                       ###

Company Contact:                                               Investor Contact:
Active Link Communications, Inc.                             Liolios Group, Inc.
Jim Ciccarelli                                                        Pat Sutton
Ph: 303-721-8200                                                Ph: 949-574-3860

Media Contact:
Pfeiffer High Public Relations, Inc.
KC Ingraham or Jay Pfeiffer
Ph: 303-393-7044